UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  Oct. 28, 2011

Convenientcast, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32032	83-0375241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
132 E. Northside Dr. Suite C Clinton, MS (Address of principal executive offices)	39056 (Zip Code)
1174 Manitou Dr., PO Box 363, Fox Island, WA (Address of former principal executive offices)	98333 (Zip Code)

Registrant’s telephone number, including area code:   (601) 488-4360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc.(“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock. DSD is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD.  The Exchange Agreement contains customary representations, warranties, and conditions.

Item 2.01 Acquisition or Disposition of Assets

DSD (also referred to as “the Company”) is an existing business that launched its Lean Slow Motion PotionTM brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and registered in the state of Nevada, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015.  Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market.  The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical affects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors.  DSD is perfectly positioned to lead this market with its Lean Slow Motion PotionTM beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

DSD uses a variety of marketing channels to promote its relaxation beverage.  Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level.  The Company additionally offers its retailers marketing materials including posters, display racks, and other point-of-sale items.  This will comprise half of the Company’s overall marketing budget.  To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle.  The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

DSD has identified the need for a relaxation beverage in response to a lack of market presence for such a product.  In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion PotionTM elicits a different kind of mindset.  Lean is the first non-alcoholic beverage of its kind that is derived from more than a decade of research, and that helps consumers relax after a day’s work or at bedtime.  The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the demands of street life.  Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.”  Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

With a clear brand identity and current roster of distribution partners, the Company earns revenue through the wholesale of its products.  The Company also generates revenue by offering advertising space on its cans and on its website.  DSD specifically offers three packages – a platinum package, gold package, and silver package that offer advertisers different levels of marketing. From among these packages, customers can choose whether they’d like to place banners ads on the Company’s website or have their name, logo, and website featured on a Lean can, among other options.

Product Description

The Company’s Lean Slow Motion PotionTM is a potent yet refreshing carbonated beverage that is naturally sweetened.  With elements such as Acai Berry, Valerian Root, Rose Hips, and Melatonin, Lean beverages relieve everyday stress by creating an almost immediate sense of relaxation.  Lean is available in three flavors – Purp, Yella, and Easta Pink.  Served chilled straight up, over ice, blended, or in various cocktail combinations, Lean Slow Motion PotionTM can appease a variety of personal tastes.

Purp resembles a light grape soda with aromatic hints of two novel ingredients that drinkers are typically unable to pinpoint, but yet still enjoy.  Focused on the more traditional Texas-based consumer, the raw mix of Sprite and grape Jolly Rancher is enhanced with a special syrup concentrate to take the edge off.  A number of popular Texas rap stars, particularly Houston artists, have made this flavor the most well-known among hip hop fans worldwide as the name “Purp” has been used in more songs online, on the radio, and in music videos – more than any other relaxation beverage brand flavor on the market today.

Yella is a mixture of two natural wild backwoods-grown Southern flavors enhanced by a light pineapple base.  This Memphis-, Tennessee born flavor includes a hint of Jolly Rancher candy flavor plus a robust south honeysuckle-like sweetener.  This flavor was derived from the wildly popular lyrics of the Oscar Academy Award-winning rap group Three 6 Mafia, that repeatedly mention how they prefer sipping on that “Yella Yella” beverage to get them in the artistic zone and a steady, relaxed state of mind.

Easta Pink combines strawberry cotton candy with two popular flavors loved by children and adults alike.  Inspired by repeat multi-platinum album selling and Grammy Award-winning rap artist DeWayne Michael Carter (aka Lil Wayne) of New Orleans, this mixture reveals a triple flavor combination of special syrup, Sprite, and a combination of cherry Skittles or Jolly Rancher candy flavors.  Lil Wayne gives accolades to this concoction of Lean flavors as being his most favorite, with Purp being second.  He single-handedly popularized the term Easta Pink in many of his hit songs while performing live worldwide and in multiple music videos aired on the MTV, VH1, and BET cable networks.

1 IBISWorld. “Soft Drink Production in the US Industry Report.” Obtained June 2010.

In this industry, the new age beverage category is a new, yet rapidly growing market. In particular, relaxation beverages generated an estimated $10 million in sales in 2009, according to the beverage industry publication Beverage Spectrum. However, this industry is expected to continue growing due to increased media coverage. The Company itself has already captured a substantial portion of market share. By the end of its first year of operations, the Company is projected to reach $1.6 million in sales, highlighting the opportunity and the Company’s potential for success.

Market Segmentation

Lean Slow Motion Potion’sTM primary market is fans of the hip hop music community, particularly males/females of varying races and ethnicities that are under the age of 40. Not only does the hip-hop culture automatically embrace the brand, but it originally created the “get your lean on” culture. A secondary market exists among adult consumers of all mature ages searching for a non-alcoholic, drug-free beverage that aids in relaxation and light sedation for the purposes of stress reduction or sleep assistance.

Market Needs

As rap and hip-hop increased in popularity in the 90’s and first part of the 21st century, a sub-culture emerged in the south centered on “getting your lean on.” This term was a euphemism for the dangerous practice of adding cough syrup to a beverage (carbonated or alcoholic) for the purpose of relaxing. As the practice increased in prominence, some drink makers entered the market with products catered to this culture. The Company’s internal research revealed that consumers wanted a product with a stronger cultural association, a more pronounced physical affect, and more flavor options. The Company’s product is developed by a licensed pharmacist and accomplishes the desired affects with none of the dangerous side effects that accompany the traditional practice of consuming cough syrup-laced beverages recreationally. Additionally, it is specifically designed to cater to the hip-hop culture and comes in three flavors: Purp, Easta Pink, and Yella. All three flavors have been repetitively used terminology in popularized rap lyrics over the past 10 years. The Company is perfectly positioned to capture and lead this market in the years to come.

Industry Analysis

The Company will operate within the Bottled and Canned Soft Drinks industry (Standard Industrial Classification 2086). The table below shows Dun & Bradstreet data regarding the performance of the businesses in this industry on a national level as well as in the carbonated beverages, nonalcoholic: packaged in cans, bottles subset. 2

Industry: Bottled and Canned Soft Drinks (2086)
Establishments primarily engaged in manufacturing soft drinks and carbonated waters. Fruit and vegetable juices are classified in 2032-2038; fruit syrups for flavoring are classified in 2087; and nonalcoholic cider is classified in 2099. Bottling natural spring waters is classified in 5149.

Market Size Statistics
Estimated number of U.S. establishments: 2,230
Number of people employed in this industry: 111,024
Total annual sales in this industry: $48.9 billion
Average number of employees per establishment: 59
Average sales per establishment (unknown values are excluded from the average): $51.2 million

Market Analysis by Specialty (8-digit SIC Code)
SIC Code	SIC Description	No Bus.	% Total	Total Employees	Total Sales	Average Employees	Average Sales
2086-0301	Carbonated beverages, nonalcoholic: packaged in cans, bottles	239	10.7	13,504	$24 billion	62	$176.6 million

Competitive Comparison

The Company competes directly with Drank, Purple Stuff, and Sippin’ Syrup brand beverages. Each of these products has the same target market, but the Company intends to differentiate itself by offering a more herbally effective product with more flavor varieties and stronger cultural identification. More importantly, the Company will provide excellent distributor level support via trained merchandisers and market managers to assist in gaining the niche consumers’ attention immediately for rapid brand awareness that will result in faster product turnover. For more information regarding the Company’s competitive advantages, see Competitive Edge.

2 Dun & Bradstreet, Industry Data for SIC 5149-0000; obtained February 2010

DSD has developed a brand that emphasizes a lifestyle beverage connected with the culture of the Deep South, but still has national consumer appeal. Aligning its brand with hip-hop and rap culture and celebrity spokespeople, the Company’s Lean Slow Motion PotionTM will resonate with consumers as the “gotta-have” relaxation beverage that can ease the mind and body while displaying a level of confident swagger among peers if seen with the beverage in hand. To increase awareness, DSD will create relationships with distributors, supporting these partnerships with various marketing materials that speak directly to the niche market consumers.

With its brand established, the Company will send a clear message about the unique benefits of its flavorful products and how it can help consumers relax effectively and safely. The Company will promote this message using a comprehensive marketing strategy that includes celebrity endorsement to generate attention from its target market. This approach is intended to influence buyers and help the Company achieve the following objectives:

Competitive Edge

The Company will face little competition from beverage companies, given that most major beverage firms focus on energy drinks. Even more, those beverage companies that decide to carry any non-urban based relaxation beverage will find that general consumers do not want a relaxation beverage and hip hop based consumers only want brands that speak to their culture or lifestyle. DSD thus sees a unique opportunity in the relaxation beverage market, and intends to capitalize on this by building on the following strengths:

•	Expert brand management; largest independent relaxation beverage distributor in 2008
•	Extraordinary sales support and training to help rapidly penetrate key markets
•	Higher than average profit margins for both distributors and retailers

•	Proven marketing strategy that creates immediate sale-thru to consumers
•	Quality product with a variety of flavors demanded by consumers
•	Formulated by a pharmaceutical scientist with more than 10 years of independent research
•	Pioneering experience in successfully launching the most popular relaxation beverage in 2008
•	CEO is a licensed pharmacist and respected community icon, yielding instant comfort and rapport with consumers and distributors.
•	Well-versed in recognizing distributor expectations for launching new brands
•	Launched the brand with immediate distribution across six states
•	Ownership is highly-educated in business, marketing, and leadership
•	Privately held company with no extensive chain of command
•	Fast-growing, new-age beverage category
•	Company culture hinges on honesty and integrity
•	Maintains an intimate understanding of its niche market
•	Commitment to building strong alliances with distribution partners
•	Trademarked brand name has a preexisting history spanning 10 years with target consumers

Marketing Strategy

The Company will use a variety of advertising channels to increase its exposure among prospective customers. The Company believes that a celebrity spokesperson is essential, and the Company intends to seek out popular hip-hop artists to endorse its products. The Company’s current marketing efforts include the following:

Branding:

•
Point of sale merchandising: Roughly 50% of the Company’s marketing budget will be devoted to posters, pole signs, coolers, racks, and other materials intended to help distributors brand its products in-store through retail merchandising partnerships.

•
Radio: The Company will use radio ads to target listeners who may be interested in the Company’s products. Radio commercial production can be done cost effectively, and provides flexibility to tailor the message to the right customer segment. The Company will spend 25% of marketing dollars on radio promotions.

•
Website: Customers can register on the Company’s official interactive website www.SlowMotionPotion.com. This will allow them to become an active member that can interact with other registered members that are a part of the Slow Motion Potion community. The website also allows consumers to listen to and watch Lean-related hip hop music and videos and participate in chat rooms, blogs, and forums regarding a number of topics of interest to our niche market. The website, which accounts for 5% of the Company’s budget, not only serves as a popular form of entertainment, but also has the capability to generate revenue by providing advertising banner space for sale to businesses seeking advertising opportunities for its target consumer. More importantly, the website gives consumers the opportunity to order the beverage and promotional items such as clothing, t-shirts and hats at a nominal fee from anywhere in the U.S. Lastly, the website is a recruiting tool that provides more information about the Company’s brand to both retailers and distributors.

•
Social networking sites: The Company will set up pages and profiles on social networking sites including Facebook, YouTube, and Twitter, to name a few, on behalf of the Lean brand, with 5% of its budget allotted toward advertising online. Social networking sites are an effective way to benefit from word of mouth on the web, and generate interest for the Company from the general public. The Company may also place advertisements on these sites. Customers can “become a fan” of Lean Slow Motion PotionTM on Facebook or “follow” the Company’s Twitter feed in order to gain access to special discounts or promotions. Advertising on social networking sites is considered one of the most lucrative ways to generate return on investment (ROI), higher even than other online advertising methods and television. 3

•
Billboard advertising: The Company will create a variety billboards advertising, inclusive of mobile advertising on sales route vehicles such as adhesive vinyl wraps on cargo vans and trucks, advertising its products and services along busy roads and on highways throughout each distribution territory. These billboards will both help increase brand recognition in the general populace and build the Company’s reputation as a quality provider of safe relaxing beverages. The Company will allow 10% of its budget to accommodate billboard marketing.

•
Tradeshows and Events: Beverage industry tradeshows are fundamental in notifying potential new distributing partners and retailers, especially retail chain stores, about the brand’s presence. The Company will attend a number of annual tradeshows sponsored by national convenience store associations, international beverage cooperative groups, and localized distributor organizations several times per year as a major recruiting tool. The Company will also participate in local indoor and outdoor events to support local distributors in bringing consumer awareness to the brand. This includes concerts, on-campus collegiate tours, sporting events, fairs and other related local but relevant events. This will cumulatively account for 8% of the budget.

•
Print media: Print advertisements will be placed in magazines and trade journals geared toward both the Company’s demographic, as well as potential distributors, and will account for 2% of its budget. These advertisements will provide information about the Company, where to shop online, and where to purchase in a store near you. Ads will also list the benefits associated with Lean Slow Motion PotionTM.

Business-to-Business:

•
Direct sales: The Company will use direct sales calls, presentations, and appointments with prospective distributors who have existing retail accounts throughout the United States. The Company will leverage current relationships and will also forge new ones by implementing an outside sales force to achieve its overall business objectives.

3 Saleem, Muhammad. Pronet Advertising. “Social Network Ad Spending and Return on Investment.” May 13, 2007. Obtained at: http://tinyurl.com/ywlcn3

List of States Dewmar has/had Distributors

•	Arkansas (AR)
•	Florida (FL)
•	Iowa (IA)
•	Illinois (IL)
•	Louisiana (LA)
•	Massachusetts (MA)
•	Maryland (MD)
•	Michigan (MI)
•	Minnesota (MN)
•	Missouri (MO)
•	Mississippi (MS)
•	North Carolina (NC)
•	Nebraska (NE)
•	New York(NY)
•	Pennsylvania (PA)
•	South Carolina (SC)
•	Tennessee (TN)
•	Texas (TX)
•	Virginia (VA)

Item 5.01 Changes in Control of Registrant.

On Oct. 28, 2011, Convenientcast, Inc. (“Convenientcast”) entered into an exchange agreement to purchase 100% of the outstanding shares of DSD Network of America, Inc.(“DSD”) in exchange for 40,000,000 common shares of Convenientcast stock. DSD is now a wholly-owned subsidiary of Convenientcast and Convenientcast has acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions. The Exchange Agreement is attached hereto as Exhibit 3.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a Board of Directors meeting on Oct. 31, 2011 Marco Moran was appointed as a Director, President, CEO Secretary and Treasurer. Kevin Murphy resigned as President and CEO and Howard Bouch resigned as Secretary and Treasurer with both retaining their seats on the Board.

Marco Moran, CEO, President, Secretary, CFO, Treasurer, Director, Chief Accounting Officer

As Chief Executive Officer of DSD, Marco Moran is responsible for product oversight, research and development, quality control, strategic planning, and sales and marketing efforts. He also provides leadership to the Company, as well as developing its strategic plan to advance its mission and objectives, and to promote revenue, profitability, and growth. Mr. Moran also oversees Company operations to insure production efficiency, quality, service, and cost-effective management of resources.

In 2008, he began Unique Beverage Group, LLC, where he branded his first beverage and learned how to take a product to market, leading him to develop his current enterprise Dr. Moran was previously a Pharmacist for several years throughout the South. From 2007 to 2008 he served in this role for MS Baptist Health System, preceded by one year with Accredo Nova Factor as its Pharmacist and Project Manager in Memphis. From 2004 to 2006, Dr. Moran was employed in the same capacity for River Region Medical Center in Vicksburg, Mississippi, where he managed Six Sigma project teams to assist administration in meeting annual corporate financial objectives. He also owned the financial services firm Wiser Tax Pros. During his first two years as a business owner he also worked for CVS Pharmacy in Mobile and Tuscaloosa. Dr. Moran began his career as the Director of Pharmacy and Regulatory Affairs for INO Therapeutics, Inc. in Port Allen, Louisiana. He served as a Graduate Assistant and Instructor during his MBA studies, and previously served at the U.S. Naval Hospital in Camp Lejeune, North Carolina as a Medical Services Officer and Pharmacist. Dr. Moran holds graduate degrees in Business Administration and Pharmaceutical Science from the University of Louisiana at Monroe, and was briefly a law student before becoming an entrepreneur. Dr. Moran has completed various training through BevNet since 2009, including branding, packaging, and entrepreneur coursework to enhance his knowledge of the beverage industry.

9.01 Financial Statements and Exhibits

DSD NETWORK OF AMERICA, INC.

(formerly DEWMAR INTERNATIONAL BMC, INC.)
Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of DSD Network of America, Inc.

We have audited the accompanying balance sheets of DSD Network of America, Inc. (formerly Dewmar International BMC, INC.), (the ”Company”) as of November 30, 2010 and 2009, and the related statements of income, stockholders’ equity (deficit) and cash flows for each of the years in the period ended November 30, 2010 and the period March 13, 2009 (inception) through November 30, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DSD Network of America, Inc. as of November 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the period ended November 30, 2010 and the period March 13, 2009 (inception) through November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming DSD Network of America, Inc. will continue as a going concern.  As more fully discussed in Note 3 to the financial statements, the Company has incurred net losses since inception and will need to secure new financing or additional working capital in order to pay its obligations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan as to these matters is also described in Note 3.  These financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ LL Bradford & Company LLC

Las Vegas, Nevada
March 29, 2011 (except for Note 13 as to which date is September 14, 2011)

DSD NETWORK OF AMERICA, INC.
(formerly DEWMAR INTERNATIONAL BMC, INC.)
BALANCE SHEETS

	November 30, 2010	November 30, 2009
ASSETS

Current assets
Cash	$242,644	$129,532
Accounts receivable	117,342	161,086
Inventory	85,382	135,101
Prepaid expenses	6,689	6,681
Total current assets	452,057	432,400

Fixed assets, net	11,642	-

Total assets	$463,699	$432,400

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$273,242	$306,991
Current portion of long-term debt	5,608	33,156
Total current liabilities	278,850	340,147

Notes payable	384,122	148,251

Total liabilities	662,972	488,398

Stockholders' deficit
Preferred stock; $0.001 par value; 25,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares
authorized, 75,000 shares issued and outstanding	75	75
Additional paid-in capital	-	-
Accumulated deficit	(199,348)	(56,073)
Total stockholders' deficit	(199,273)	(55,998)

Total liabilities and stockholders' deficit	$463,699	$432,400
	-	-

DSD NETWORK OF AMERICA, INC.
(formerly DEWMAR INTERNATIONAL BMC, INC.)
STATEMENTS OF OPERATIONS

		From March 13, 2009
		(inception) to
	November 30, 2010	November 30, 2009
Revenues
Sales, net of discounts	$1,106,903	$405,951
Cost of goods sold	500,026	191,147
Gross profit	606,877	214,804

Operating expenses
Occupancy and related expenses	37,736	17,872
Marketing and advertising	63,402	17,077
Research and development	650	8,089
General and administrative	518,123	197,627
Depreciation	1,663	-
Total operating expenses	621,574	240,665
Loss from operations	(14,697)	(25,861)

Interest expense	(128,738)	(30,220)
Interest income	160	8

Loss from operations before income taxes	(143,275)	(56,073)

Provision for income taxes	-	-
Net loss	(143,275)	(56,073)

Net loss per common share - basic and fully diluted	$(1.91)	$(0.75)

Weighted average common shares outstanding -basic and diluted	75,000	75,000

DSD NETWORK OF AMERICA, INC.
(formerly DEWMAR INTERNATIONAL BMC, INC.)
STATEMENTS OF STOCKHOLDERS' DEFICIT

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficit
Balance, March 13, 2009 (inception)	-	$-	$-	$-

Issuance of stock to founders for services at $0.001 per share	75,000	75	-	75

Net loss	-	-	(56,073)	(56,073)

Balance, November 30, 2009	75,000	75	(56,073)	(55,998)

Net loss	-	-	(143,275)	(143,275)

Balance, November 30, 2010	75,000	$75	$(199,348)	$(199,273)

DSD NETWORK OF AMERICA, INC.
(formerly DEWMAR INTERNATIONAL BMC, INC.)
STATEMENTS OF CASH FLOWS

		From March 13, 2009
		(inception) to
	November 30, 2010	November 30, 2009

Cash flows from operating activities:
Net loss	$(143,275)	$(56,073)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	1,663	-
Share-based compensation	-	75
Changes in operating assets and liabilities:
Accounts receivable	43,744	(161,086)
Inventory	49,719	(135,101)
Prepaid expenses	(8)	(6,681)
Accounts payable and accrued liabilities	(33,749)	306,991
Net cash used by operating activities	(81,906)	(51,875)

Cash flows from investing activities:
Purchase of fixed assets	(13,305)	-
Net cash used by investing activities	(13,305)	-

Cash flows from financing activities:
Proceeds from notes payable	208,323	181,407
Principal payments on notes payable	-	-
Net cash provided by financing activities	208,323	181,407

Net change in cash	113,112	129,532

Cash, beginning of period	129,532	-

Cash, end of period	$242,644	$129,532

Supplemental disclosure of cash flow information:
Interest paid	$128,738	$30,220
Taxes paid	$-	$-

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

1.	DESCRIPTION OF BUSINESS

Dewmar International BMC, Inc. (“the Company”) launched its Lean Slow Motion Potion™ brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and incorporated in the state of Nevada on March 13, 2009, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015. Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market. The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical effects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors. The Company is perfectly positioned to lead this market with its Lean Slow Motion Potion™ beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

The Company uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its distributors brand manager personnel support, marketing materials including posters, cooler stickers, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

The Company has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion Potion™ elicits a different kind of mindset. Lean is the first non-alcoholic beverage of its kind that is derived from more than a decade of research, and that helps consumers relax after a hard day’s work, play, school or at bedtime. The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the trends of urban sub-drug culture that has potential to harm communities. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for Doubtful Accounts - The Company sells its products to customers and extends credit based on an ongoing evaluation of the customer’s business prospects and financial condition. The Company’s trade accounts receivable are typically collected within approximately 60 days from the date of sale. The Company monitors its exposure to losses on trade accounts receivable and maintains an allowance for potential losses or adjustments.  The Company reserves an amount based on the evaluation of the aging of accounts receivable, sales return trend analysis, detailed analysis of high-risk customers’ accounts, and the overall market and economic conditions of our customers.  Past due trade accounts receivable balances are written off when the Company’s collection efforts have been unsuccessful in collecting the amount due.  Allowance for doubtful accounts totaled $-0- and $-0- at November 30, 2010 and 2009, respectively.

Inventory - Inventory is stated at the lower of first-in, first-out (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to Cost of Goods Sold during the period spoilage is incurred.  The Company did not record any inventory write-offs for spoilage or other reasons as of November 30, 2010 and 2009, respectively.

Fixed Assets - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in ”Gain or Loss from Operations”.

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment.  The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Long-Lived Assets - Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Revenue Recognition Policy - The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. In instances where final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Cash payments received in advance are recorded as deferred revenue. The Company is not contractually obligated to accept returns, except for defective product.  Revenue is recorded net of discounts and do not include sales or other taxes collected from costumers.  Any shipping and handling fees charged to customers are included in net sales.

Marketing and Advertising Expense - We are involved in a variety of programs to promote our products. The Company recognizes marketing and advertising expense as incurred.  The Company recognized marketing and advertising expense totaling $63,402 and $17,077 for the years ended November 30, 2010 and 2009, respectively.

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

Research and Development - The Company may engage in a variety of research and development activities. These activities would primarily involve the development of new products, improvement of existing products, improvement and the modernization of the production processes, and the development and implementation of new technologies to enhance the quality and value of both current and future product lines.  Consumer research is excluded from research and development costs and included in marketing costs.  Research and development costs during the years ended November 30, 2010 and 2009 were $650 and $8,089, respectively.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Share-Based Compensation - In December 2009, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During the years ended November 30, 2010 and 2009, the Company recognized share-based compensation expense totaling $-0- and $75, respectively.  See Note 9 for further discussion.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the years ended November 30, 2010 and 2009, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.  No amounts were in excess of the federally insured program for the years ended November 30, 2010 and 2009.

Concentration of Risk - The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model.  The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Geographic Concentration - As of November 30, 2010, most of the Company’s sales are derived from beverage distributors located in the Southern region of the United States.  This concentration of sales may have a negative impact on total sales in the event of a decline in the local economies.

Insurance Liability - The Company maintains insurance policies for general liability and property damage.  Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits. No liability exists as of November 30, 2010 and 2009, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date. Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions. If actual trends differ from the estimates, future financial results could be impacted.

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

Subsequent Events - The Company has evaluated subsequent events through March 30, 2011, the date the financial statements for the year ended November 30, 2010 were available to be filed with the SEC.

New Accounting Pronouncements - In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3.  The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009.  The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010.  The adoption of the provisions of ASU 2010-06 is not expected to have a material impact on the Company’s financial statements.

3.           GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company incurred a net loss of $143,275 for the year ended November 30, 2010, and has accumulated net losses totaling $199,348 since inception.  The Company’s operating results are also subject to numerous factors, including fluctuation in the cost of raw materials, changes in consumer preference for beverage products and competitive pricing in the marketplace.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $40,000 through equity financing. Management believes this amount will be sufficient to augment the cash flow it receives from product sales and finance the continuing development for the next twelve months.

4.           INVENTORY

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

Inventory at November 30, 2010 and 2009 consisted of finished goods in the amounts of $60,551 and $27,571 and raw materials in the amounts of $24,831 and $107,530, respectively.

5.           FIXED ASSETS

Fixed assets consisted of the following as of November 30, 2010 and 2009:

	November 30, 2010	November 30, 2009
Vehicles	$13,305	$-
Less: accumulated depreciation	(1,663)	-
Fixed assets, net	$11,642	$-

Depreciation expense for the years ended November 30, 2010 and 2009 totaled $1,663 and $-0-, respectively.

6.   NOTES PAYABLE

On June 5, 2009, the Company executed an unsecured promissory note for $62,833 with an unrelated third party.  The loan bears 8.5% interest and is due on October 11, 2011.  As of November 30, 2010 and 2009, the principle and interest amounts due under the agreement were $30,122 and $63,278, respectively.  In December 2010, the balance of the note was paid in full.

On August 3, 2009, the Company executed an agreement with an unrelated third party which provides for the payment of limited raw goods directly to suppliers by the agreement holder.  The agreement bears interest at a rate of $2.00 per case for all product sold to distributors within the state of Texas and $2.50 per case for all product sold to distributors outside the state of Texas.  The Company also agreed that any product purchased by the agreement holder may be charged against any outstanding interest payments owed.   As of November 30, 2010 and 2009, the principle and interest amounts due under the agreement were $354,000 and $118,129, respectively, and are due on demand.

On April 28, 2010, the Company executed a promissory note for $13,305 with Regions Bank.  The loan is secured by the company vehicle and requires monthly payments in the amount of $1,135.  The loan bears 4.45% interest and is due on April 22, 2011.  As of November 30, 2010 and 2009, the principle and interest amounts due on the note were $5,608 and $0, respectively.  In February 2011, the balance of the note was paid in full.

A summary of notes payable balance as of November 30, 2010 and 2009 were as follows:

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

Description	Interest Rate	November 30, 2010	November 30, 2009

Note Payable - 06/05/2009	8.5%	$30,122	$63,278
Note Payable - 08/03/2009	$2.00 - $2.50 per case	354,000	118,129
Note Payable - 04/28/2010	4.45%	5,608	-

		$389,730	$181,407

7.           INTEREST INCOME AND EXPENSE

Interest income for the years ended November 30, 2010 and 2009 totaled $160 and $8, respectively.

Interest expense for the years ended November 30, 2010 and the period from March 13, 2009 (inception to November 30, 2009 consisted of the following:

Description	Interest Rate	November 30, 2010	November 30, 2009

Note Payable - 06/05/2009	8.5%	$3,973	$445
Note Payable - 08/03/2009	$2.00 - $2.50 per case	124,515	29,775
Note Payable - 04/28/2010	4.45%	250	-

		$128,738	$30,220

8.           INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax liabilities and assets as of November 30, 2010 and 2009 are as follows:

	November 30, 2010	November 30, 2009
Deferred tax assets:
Net operating loss	$143,275	$56,073
Stock issued for services	-	75
	143,275	56,148
Income tax rate	34%	34%
	48,714	19,090
Less valuation allowance	(48,714)	(19,090)
	$-	$-

DSD NETWORK OF AMERICA, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED NOVEMBER 30, 2010 AND 2009

At November 30, 2010 and 2009, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.  During the years ended November 30, 2010 and 2009, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded.  At November 30, 2010 and 2009, the Company had approximately $199,423 and $56,148 of federal and state net operating losses, respectively.  The net operating loss carry forwards, if not utilized will begin to expire in 2024.

Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the years ended November 30, 2010 and 2009 are as follows:

	2010	2009
U.S. federal statutory income tax rate	34.0%	34.0%
State tax – net of federal benefit	0.0%	0.0%
	34.0%	34.0%
Increase in valuation allowance	(34.0%)	(34.0%)
Effective tax rate	0.0%	0.0%

9.   STOCKHOLDERS’ EQUITY

In March 2009, the Company issued 75,000 shares of its $0.001 par value common stock in to its founders in exchange for services.

10.           RELATED PARTY TRANSACTIONS

During the years ended November 30, 2010 and 2009, the Company engaged with a distributor that is wholly-owned by the Company’s CEO, Marco Moran.  The distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors and for the fulfillment of online sales orders.  The distribution agreement with the related party represents only a small portion of the Company’s business.  As of November 30, 2010 and 2009 account receivable – related party totaled $1,758 and $0, respectively.  Sales to the related party total $6,399 and $3,540 for years ended November 30, 2010 and 2010, respectively.

11.           LEGAL PROCEDINGS

In January 2011, a claim was filed against the Company in the 23rd Judicial District Court in the State of Louisiana alleging breach of contract. The claimant is seeking unspecified damages. The Company is in the process of filing a response refuting the factual allegations contained in the claim.  While the results of this matter cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of this matter will not have a material adverse effect on the Company’s financial position, result of operations or cash flows.  The Company intends to vigorously defend the allegations and has not recorded a liability as of November 30, 2010.

There are no other legal proceedings pending or, to the best of our knowledge, contemplated or threatened that are deemed material to our business or us.

12.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at November 30, 2010, and has not provided for any such contingencies, accordingly.

13.           SUBSEQUENT EVENTS

On December 10, 2010, the Company entered into an Exchange Agreement with Mirador, Inc. (“Mirador”), a publically traded company.  Pursuant to the terms of the Exchange Agreement and subject to shareholder approval, the Company would be acquired by Mirador in exchange for an aggregate of 40,000,000 newly issued shares of the Company’s common stock, par value $0.001 per share, resulting in an aggregate of 51,200,000 shares of the Company common stock issued and outstanding. As a result of the Exchange Agreement, the Company would become a wholly-owned subsidiary of Mirador. The Company shares are to be issued to the shareholders on a pro rata basis, on the basis of the shareholder interests of the Company held by such shareholders at the time of the Exchange.

As a result of the ownership interests of the former shareholders of Mirador, for financial statement reporting purposes, the potential merger between the Company and Mirador would be treated as a reverse acquisition with the Company deemed the accounting acquirer and Mirador deemed the accounting acquiree under the acquisition method of accounting in accordance with paragraph 805-40-05-2 of the FASB Accounting Standards Codification. The reverse merger would be deemed a capital transaction and the net assets of the Company (the accounting acquirer) will be carried forward to Mirador (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process would utilize the capital structure of Mirador and the assets and liabilities of the Company which will be recorded at historical cost. The equity of the combined entity will be the historical equity of the Company retroactively restated to reflect the number of shares issued by Mirador in the transaction.

From December 2010 to March 2011, the Company issued 438,000 shares of common stock pursuant to a private placement at $0.10 per share for $43,800.

In January 2011, a legal claim was filed against the Company in the State of Louisiana. See Note 11 for further discussion.

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
 BALANCE SHEETS

	Unaudited
	May 31, 2011	November 30, 2010
ASSETS
Current assets
Cash	$103,304	$242,644
Accounts receivable	130,837	115,584
Accounts receivable - related party	20,531	1,758
Inventory	46,301	85,382
Prepaid expenses	47,708	6,689
Total current assets	348,681	452,057

Fixed assets, net	10,311	11,642
Due from related party	30,881	-
	41,192	11,642

Total assets	$389,873	$463,699

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$38,536	$17,300
Accrued payroll liabilities	294,681	255,942
Current portion of long-term debt	-	5,608
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	38,800	-
Total current liabilities	372,017	278,850

Notes payable	316,452	384,122

Total liabilities	688,469	662,972

Stockholders' deficit
Preferred stock; $0.001 par value; 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized, 75,000 shares issued and outstanding	75	75
Accumulated deficit	(298,671)	(199,348)
Total stockholders' deficit	(298,596)	(199,273)

Total liabilities and stockholders' deficit	$389,873	$463,699

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
STATEMENTS OF OPERATIONS

	Unaudited		Unaudited
	For the three months ended		For the six months ended
	May 31, 2011	May 31, 2010	May 31, 2011	May 31, 2010
Revenues
Sales, net of discounts	$385,154	$418,021	$639,252	$645,759
Sales - related party, net of discounts	16,060	-	23,080	1,080
Cost of goods sold	184,570	299,954	270,806	466,333
Gross profit	216,644	118,067	391,526	180,506

Operating expenses
Occupancy and related expenses	9,987	7,004	15,784	15,863
Marketing and advertising	26,273	10,714	34,015	20,318
General and administrative	216,279	81,438	408,878	100,723
Depreciation	666	416	1,331	416
Total operating expenses	253,205	99,572	460,008	137,320
Loss from operations	(36,561)	18,495	(68,482)	43,186

Interest expense	(30,811)	(1,114)	(30,954)	(2,346)
Interest income	56	2	113	32

Loss from operations before income taxes	(67,316)	17,383	(99,323)	40,872
Provision for income taxes	-	-	-	-
Net income (loss)	$(67,316)	$17,383	$(99,323)	$40,872

Net loss per common share - basic and fully diluted	$(0.90)	$0.23	$(1.32)	$0.54

Weighted average common shares outstanding -basic and diluted	75,000	75,000	75,000	75,000

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
 STATEMENTS OF STOCKHOLDERS' DEFICIT

					Stock	Additional		Total
	Common Stock		Stock Payable		Subscription	Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit
Balance, November 30, 2010	75,000	$75	-	$-	$-	$-	$(199,348)	$(199,273)

Net loss	-	-	-	-	-	-	(99,323)	(99,323)

Balance, May 31, 2011 (Unaudited)	75,000	$75	-	$-	$-	$-	$(298,671)	$(298,596)

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
STATEMENTS OF CASH FLOWS

	Unaudited
	For the three months ended
	May 31, 2011	May 31, 2010

Cash flows from operating activities:
Net income (loss)	$(99,323)	$40,872
Adjustments to reconcile net income (loss) to net cash
cash provided (used) by operating activities:
Depreciation	1,331	416
Changes in operating assets and liabilities:
Accounts receivable	(15,253)	(18,488)
Accounts receivable - related party	(18,773)	-
Inventory	39,081	126,980
Prepaid expenses	(41,019)	4,454
Due from related party	(30,881)	-
Accounts payable and accrued liabilities	21,236	(39,436)
Accrued payroll liabilities	38,739	73,042
Net cash provided (used) by operating activities	(104,862)	187,840

Cash flows from investing activities:
Fixed asset purchases	-	(13,305)
Net cash used by investing activities	-	(13,305)

Cash flows from financing activities:
Proceeds from notes payable	-	44,340
Principal payments on notes payable	(73,278)	(99,634)
Due to Dewmar International BMC, Inc. (formerly Mirador, Inc.)	38,800	-
Net cash used by financing activities	(34,478)	(55,294)

Net change in cash	(139,340)	119,241

Cash, beginning of period	242,644	129,532

Cash, end of period	$103,304	$248,773

Supplemental disclosure of cash flow information:
Interest paid	$30,954	$2,346
Taxes paid	$-	$-

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MAY 31, 2011

1. DESCRIPTION OF BUSINESS

DSD Network of America, Inc. (formerly Dewmar International BMC, Inc.), (“the Company”) launched its Lean Slow Motion Potion™ brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and incorporated in the state of Nevada on March 13, 2009, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over-the-counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The Company has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion Potion™ elicits a different kind of mindset. Lean is the first non-alcoholic beverage of its kind that is derived from more than a decade of research, and that helps consumers relax after a hard day’s work, play, school or at bedtime. The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the trends of urban sub-drug culture that has potential to harm communities. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

The Company uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its distributors brand manager personnel support, marketing materials including posters, cooler stickers, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.  No amounts were in excess of the federally insured program for the periods ended May 31, 2011 and November 30, 2010.

Inventory - Inventory is stated at the lower of first-in, first-out (FIFO) or market, including provisions for spoilage commensurate with known or estimated exposures which are recorded as a charge to Cost of Goods Sold during the period spoilage is incurred.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years.  Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in ”Gain or Loss from Operations”.

The estimated useful lives are:

Leasehold improvements and buildings	5-20 years
Furniture and fixtures	3-10 years
Equipment	3-7 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment.  The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Long-Lived Assets - Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Revenue Recognition Policy - Revenue from sales is recognized when products are sold.  The Company reduces revenue by sales returns and sales discounts.

Costs and expenses are recognized during the period in which they are incurred.

Advertising Expense - The Company recognizes advertising expense as incurred.  The Company recognized advertising expense totaling $34,015 and $20,318 for the six months ended May 31, 2011 and 2010, respectively.

Research and Development - The Company may engage in a variety of research and development activities. These activities would primarily involve the development of new products, improvement of existing products, improvement and the modernization of the production processes, and the development and implementation of new technologies to enhance the quality and value of both current and future product lines.  Consumer research is excluded from research and development costs and included in marketing costs.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MAY 31, 2011

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of May 31, 2011 and November 30, 2010, the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-Based Compensation - In December 2009, the FASB issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the periods ended May 31, 2011 and 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Risk - The Company’s operations and future business model are dependent in a large part on the Company’s ability to execute its business model.  The Company’s inability to meet its sales objectives may have a material adverse effect on the Company’s financial condition.

Geographic Concentration - As of May 31, 2011, most of the Company’s sales are derived from beverage distributors located in the Southern region of the United States.  This concentration of sales may have a negative impact on total sales in the event of a decline in the local economies.

Insurance Liability - The Company maintains insurance policies for general liability and property damage.  Pursuant to these policies, the Company is responsible for losses up to certain limits and is required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits.  No liability exists as of May 31, 2011 and November 30, 2010, but in the event a liability is incurred, the amount will be based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date. Any future estimated liability may not be discounted and may be based on a number of assumptions and factors, including historical trends, actuarial assumptions, and economic conditions. If actual trends differ from the estimates, future financial results could be impacted.

Subsequent Events - The Company has evaluated subsequent events through September 19, 2011, the date it filed its report for the period ended May 31, 2011 with the SEC.

New Accounting Pronouncements - The Company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MAY 31, 2011

3. GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company incurred a net loss of $99,323 for the period ended May 31, 2011, and has accumulated net losses totaling $298,671 since inception.  The Company’s operating results are also subject to numerous factors, including fluctuation in the cost of raw materials, changes in consumer preference for beverage products and competitive pricing in the marketplace.

These conditions give rise to substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise capital through equity financing. Management believes this will be sufficient to augment the cash flow it receives from product sales and finance the continuing development for the next twelve months.

4.  INVENTORY

Inventory at May 31, 2011 and November 30, 2010 consisted of finished goods in the amounts of $23,880 and $60,551 and raw materials in the amounts of $22,421 and $24,831, respectively.

5.  FIXED ASSETS

Fixed assets consisted of the following as of May 31, 2011 and November 30, 2010:

	May 31, 2011	November 30, 2010
Vehicles	$13,305	$13,305
Less: accumulated depreciation	(2,994)	(1,663)
Fixed assets, net	$10,311	$11,642

Depreciation expense for the three months ended May 31, 2011 and 2010 totaled $666 and $416, respectively.  Depreciation expense for the six months ended May 31, 2011 and 2010 totaled $1,331 and $416, respectively.

6.  ACCRUED PAYROLL LIABILITIES

On January 1, 2009, the Company executed a six year employment agreement with Marco Moran for the position of Chief Executive Officer.  The Company has accrued an annual salary of $120,000 for Mr. Moran.

On November 20, 2009, the Company executed an employment agreement with DeWayne McKoy for the position of Chief Operating Officer.  Mr. McKoy’s employment contract terminated on February 6, 2011.  Under the terms of the employment contract, Mr. McKoy received an annual salary of $80,000.

As of May 31, 2011 and November 30, 2010 the Company had accrued payroll liabilities in the amounts of $294,681 and $255,942, respectively.

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MAY 31, 2011

7.  NOTES PAYABLE

On June 5, 2009, the Company executed an unsecured promissory note for $62,833 with an unrelated third party.  The loan bears 8.5% interest and is due on October 11, 2011.  As of December 2010, the balance of the note was paid in full.

On August 3, 2009, the Company executed an agreement with an unrelated third party which provides for the payment of raw goods directly to suppliers by the agreement holder.  The agreement bears interest at a rate of $2.00 per case for all product sold to distributors within the state of Texas and $2.50 per case for all product sold to distributors outside the state of Texas.  The Company also agreed that any product purchased by the agreement holder may be charged against any outstanding interest payments owed.   As of May 31, 2011 and November 30, 2010, the principle and interest amounts due under the agreement were $316,452 and $354,000, respectively, and are due on demand.

On April 28, 2010, the Company executed a promissory note for $13,305 with Regions Bank.  The loan is secured by the company vehicle and requires monthly payments in the amount of $1,135.  The loan bears 4.45% interest and is due on April 22, 2011.  As of February 2011, the balance of the note was paid in full.

8.  INTEREST INCOME AND EXPENSE

Interest income for the three ended May 31, 2011 and 2010 totaled $56 and $2, respectively.  Interest income for the six ended May 31, 2011 and 2010 totaled $113 and $32, respectively.

Interest expense for the three months ended May 31, 2011 and 2010 totaled $30,811 and $1,114, respectively.  Interest expense for the six months ended May 31, 2011 and 2010 totaled $30,954 and $2,346, respectively.

9.  RELATED PARTY TRANSACTIONS

During the periods ended May 31, 2011 and 2010, the Company engaged with a distributor that is wholly-owned by the Company’s CEO, Marco Moran.  The distributor is responsible for shipping out product samples, transferring small quantities of product to local distributors and for the fulfillment of online sales orders.  As of May 31, 2011 and 2010, the Company recorded net product sales in the amounts of $23,080 and $1,080, respectively, to the related party distributor and accounts receivable in the amounts of $20,531 and $1,758, as of May 31, 2011 and November 30, 2010, respectively.

As of May 31, 2011, the Company was due a total of $30,881, from an entity wholly-owned by our CEO, Marco Moran, in the form of an unsecured line of credit.  The line of credit bears 0% interest and is due on demand.

10.  LEGAL PROCEDINGS

In January 2011, a claim was filed against the Company in the 23rd Judicial District Court in the State of Louisiana alleging breach of contract. The claimant is seeking unspecified damages. The Company is in the process of filing a response refuting the factual allegations contained in the claim.  While the results of this matter cannot be predicted with certainty, the Company’s management believes that losses, if any, resulting from the ultimate resolution of this matter will not have a material adverse effect on the Company’s financial position, result of operations or cash flows.  The Company intends to vigorously defend the allegations and has not recorded a liability as of May 31, 2011.

DSD NETWORK OF AMERICA, INC.
(FORMERLY DEWMAR INTERNATIONAL BMC, INC.)
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
MAY 31, 2011

11.  COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at May 31, 2011, and has not provided for any such contingencies, accordingly.

PROFORMA FINANCIAL STATEMENTS
CONVENIENTCAST, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
JUNE 30, 2011

The following unaudited pro forma condensed balance sheet as of June 30, 2011 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the fiscal year ended June 30, 2011 for Convenientcast, Inc. (hereafter referred to as “Convenientcast”) and for the twelve months ended May 31, 2011 for DSD Network of America Inc. (f.k.a. Dewmar International BMC, Inc.) (hereafter referred to as “DSD”) was prepared as if the merger was effective as of July 1, 2010.

The unaudited pro forma condensed financial statements, as described above, should be read in conjunction with the audited historical financial statements and notes thereto included the six months ended May 31, 2011 for DSD, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the acquisition of DSD with Convenientcast, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the acquisition been effected as of the dates described above.

CONVENIENTCAST, INC.
 CONDENSED PRO FORMA BALANCE SHEET AS OF JUNE 30, 2011 (UNAUDITED)

			Pro Forma		Pro Forma
	Convenientcast	DSD	Adjustments	Notes	Balance Sheet
ASSETS

Current assets
Cash	$146-	$103,304	$-		$103,450
Accounts receivable	-	151,368	-		151,368
Inventory	-	46,301	-		46,301
Prepaid expenses	400	47,708	-		48,108
Deposits	800				800
Total current assets	1,346	348,681	-		350,027

Fixed assets, net	124	10,311	-		10,435
Due from related party	-	30,881	-		30,881
	-	41,192	-		41,192
Mineral Leases	4,181				4181

Total assets	$5,651-	$389,873	$-		$395,524

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$42,521	$333,217	$-		$379,877
Accrued Expenses	15,600	-	-		15600
		-			-
Total current liabilities	58,121	372,017			430,138

Notes payable	65,884	316,452			382336

Total liabilities	124,005	688,469			812,474

Stockholders' deficit
Common stock	17,555	75	41,125	A	58,755
Additional paid in capital	540,460	-			540,460
Accumulated deficit	(676.369)	(298,671)	(41,125)	A	(1,016,165)
Total stockholders' deficit	(118,353)	(298,596)			(416,949)

Total liabilities and stockholders' deficit	$5,651-	$389,873	$-		$395,524

CONVENIENTCAST, INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2011 (UNAUDITED)

				Pro Forma		Pro Forma
	Convenientcast		DSD	Adjustments	Notes	Balance Sheet
Revenues
Sales, net of discounts	$-		$1,122,396	$-		$1,122,396
Cost of goods sold	-		304,499	-		304,499
Gross profit	-		817,897	-		817,897

Operating expenses
Occupancy and related expenses	-		37,656	-		37,656
Marketing and advertising	-		77,099	-		77,099
General and administrative	54,911		826,930	-		881,841
Depreciation	-		2,578	-		2,578
Total operating expenses	54,911		944,263	-		999,174
Loss from operations	(54,911)		(126,366)	-		(181,277)

Interest expense	(350	)-	(157,346)	-		(157,696)
Interest income	-		242	-		242

Loss from operations before income taxes	(54,561)		(283,470)	-		(338,031)
Provision for income taxes	-		-	-		-
Net loss	$(54,561)		$(283,470)	$-		$(338,031)

CONVENIENTCAST, INC.
NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2011

A preliminary allocation of the purchase price has been made to stockholder’s equity (deficit) in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of DSD and the operations of Convenientcast. Further, actual results may be different from these unaudited pro forma combined financial statements.

On Oct. 28, 2011, Convenientcast entered into an exchange agreement to purchase 100% of the outstanding shares of DSD in exchange for 40,000,000 common shares of Convenientcast stock. At the closing of the Exchange Agreement  DSD became become a wholly-owned subsidiary of Convenientcast and Convenientcast acquired the business and operations of DSD. The Exchange Agreement contains customary representations, warranties, and conditions.

The unaudited pro forma condensed balance sheet combines the balance sheet of DSD as of May 31, 2011 and the balance sheet of Convenientcast as of June 30, 2011, and gives pro forma effect to the above transaction as if it had occurred on July 1, 2010. The unaudited pro forma statement of operations combines the operations of DSD for the twelve months ended May 31, 2011 and the operations of Convenientcast for the period ended June 30, 2011 and assumes that the acquisition took place on July 1, 2010. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of DSD and Dewmar after considering the effect of the adjustments described in the footnotes that follow.

The pro forma adjustments are comprised of the following elements:

A
Reflects the reverse merger for 40,000,000 shares of common stock at $0.001 par value. Adjustment to stockholder’s equity is a preliminary estimate made by management. DSD. is currently distributing its product throughout fifteen states throughout the US. The Company intends to expand distribution of Lean Slow Motion PotionTM nationally through retailers across the country. The industry analysis company IBIS World projects domestic demand for soft drinks to increase over the next five years by more than $2 billion, potentially generating more than $46.8 billion by 2015 (see chart below). 1

Exhibits

     No.  Exhibits
      ---   --------
      3.     Exchange Agreement *

    99a    Marketing Agreements

   99b     Distribution Agreements

*Previously filed in 8K filed Nov. 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated Nov. 4, 2011

CONVENIENTCAST,  INC.

By: Marco Moran
       Marco Moran, President and
       Chief Executive Officer

EXHIBIT INDEX

      No.   Exhibits
      ---   --------
      3       Exchange Agreement *

    99a    Marketing Agreements

   99b     Distribution Agreements

*Previously filed in 8K filed Nov. 1, 2011